        As filed with the Securities and Exchange Commission on October 31, 2001
                                                     Registration Nos. 333-71546
                                                                    333-71546-01
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

  VALLEY NATIONAL BANCORP             New Jersey                22-2477875
    VNB CAPITAL TRUST I                Delaware                 22-6901843
(Exact Name of Registrant as (State or Other Jurisdiction    (I.R.S. Employer
 Specified in Its Charter)     of Incorporation or        Identification Number)
                                 Organization)

                                  -------------

                                1455 Valley Road
                             Wayne, New Jersey 07470
                                 (973) 305-8800
               (Address, including zip code, and telephone number,
        including area code, of Registrants' principal executive offices)

                                  -------------

                                Gerald H. Lipkin
                             Chairman, President and
                             Chief Executive Officer
                             VALLEY NATIONAL BANCORP
                                1455 Valley Road
                             Wayne, New Jersey 07470
                                 (973) 305-8800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                   Copies to:

           Ronald H. Janis, Esq.                Michael T. Kohler, Esq.
     Pitney, Hardin, Kipp & Szuch LLP        Sidley Austin Brown & Wood LLP
             200 Campus Drive                       875 Third Avenue
         Florham Park, New Jersey                  New York, NY 10022
              (973) 966-6300                         (212) 906-2000

                                  -------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-71546 and 333-71546-01

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                  -------------

                         CALCULATION OF REGISTRATION FEE

                                               Proposed         Proposed
Title of each class of                         maximum          maximum          Amount of
class of securities to be  Amount to be        offering price   aggregate        registration
registered                 registered          per unit (1)     offering price   fee (4)

Preferred Securities
of VNB Capital Trust I     1,000,000 shares    $25              $25,000,000      $6,250

Junior Subordinated
Debentures of Valley
National Bancorp (2) (3)        --              --                   --              --

Guarantee of Valley
National Bancorp with
respect to the above            --              --                   --              --
referenced Preferred
Securities (3)

Total                      1,000,000 shares    $25              $25,000,000      $6,250



(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) The junior subordinated debentures will be purchased by VNB Capital Trust I with the proceeds of the sale of the preferred securities. No separate consideration will be received for such debentures, which may be distributed to the holders of the preferred securities upon the liquidation of VNB Capital Trust I.

(3) This Registration Statement is deemed to cover the preferred securities of VNB Capital Trust I, the junior subordinated debentures and the guarantee. It includes the rights of the holders of the preferred securities under the guarantee and certain back-up undertakings, comprised of the obligations of Valley National Bancorp under the declaration of trust of VNB Capital Trust I and as borrower under the junior subordination debentures, to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of,

VNB Capital Trust I (other than with respect to the preferred securities) and such obligations of Valley National Bancorp as set forth in the declaration of trust of VNB Capital Trust I and the junior subordinated indenture, in each case as amended from time to time and as further described in the registration statement. The guarantee, when taken together with Valley National Bancorp's obligations under the junior subordinated debentures, the indenture and the declaration of trust, will provide a full and unconditional guarantee on a subordinated basis by Valley National Bancorp of payments due on the preferred securities. No separate consideration will be received for any guarantees or such back-up obligations.

(4) Valley National Bancorp and VNB Capital Trust I previously registered an aggregate of $175,000,000 of preferred securities on a Registration Statement on Form S-3 (Registration Numbers 333-71546 and 333-71546-01), for which a filing fee of $43,750 was paid upon filing.

         The Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933.

                            ------------------------

     EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering by the Registrants contemplated by the Registration Statement on Form S-3, Registration Numbers 333-71546 and 333-71546-01, originally filed with the Securities and Exchange Commission on October 12, 2001 (including exhibits thereto), as amended by Amendment No. 1 filed October 22, 2001 (including exhibits thereto), and declared effective on October 31, 2001 (collectively, the "Prior Registration Statement"), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. In accordance with Rule 462(b), the contents of the Prior Registration Statement are hereby incorporated by reference.

                                     PART II

                   INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 16 - Exhibits


Exhibit No.                 Description
-----------                 -----------
5.1         Opinion of Pitney, Hardin, Kipp & Szuch LLP
5.2         Opinion of Morris, Nichols, Arsht & Tunnell
23.1        Consent of KPMG LLP
23.2        Consent of Pitney, Hardin, Kipp & Szuch LLP  (included in Exhibit 5.1)
23.3        Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2)
24          Power of Attorney (included as Exhibit 24 to the Registrant's Amendment No. 1 to
            Form S-3 filed on October 22, 2001 (Registration Nos. 333-71546 and 333-71546-01)
            and incorporated herein by reference)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Valley National Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, New Jersey, on the 31st day of October, 2001.

                               VALLEY NATIONAL BANCORP


                               By: /s/ Alan D. Eskow
                                  ----------------------------------------------
                               Alan D. Eskow
                               Senior Vice President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                                                        Title                            Date
                                                        -----                            ----
                                               Chairman, President, Chief
                                               Executive Officer and Director
                   *                           (Principal Executive Officer)          October 31, 2001
-------------------------------------------
(Gerald H. Lipkin)


                                               Executive Vice President and
                                               Chief Financial Officer
/s/ Alan D. Eskow                              (Principal Financial Officer)          October 31, 2001
-------------------------------------------
(Alan D. Eskow)




                                               First Vice President and Controller
                   *                           (Principal Accounting Officer)         October 31, 2001
-------------------------------------------
(Christine Mozer)



                   *                           Vice Chairman and Director             October 31, 2001
-------------------------------------------
(Spencer B. Witty)



                   *                           Director                               October 31, 2001
-------------------------------------------
(Andrew B. Abramson)


                   *                           Director                               October 31, 2001
-------------------------------------------
(Charles J. Baum)

                                               Title                                  Date
                                               -----                                  ----

                   *                           Director                               October 31, 2001
-------------------------------------------
(Pamela Bronander)



                   *                           Director                               October 31, 2001
-------------------------------------------
(Joseph Coccia, Jr.)



                                               Director                               October __, 2001
-------------------------------------------
(Harold P. Cook, III)



                   *                           Director                               October 31, 2001
-------------------------------------------
(Austin C. Drukker)



                   *                           Director                               October 31, 2001
-------------------------------------------
(Graham O. Jones)



                   *                           Director                               October 31, 2001
-------------------------------------------
(Walter H. Jones, III)



                   *                           Director                               October 31, 2001
-------------------------------------------
(Gerald Korde)



                   *                           Director                               October 31 , 2001
-------------------------------------------
(Robinson Markel)


                                               Director                               October ___, 2001
-------------------------------------------
(Joleen J. Martin)

                                                Title                                Date
                                                -----                                ----
                   *                           Director                              October 31, 2001
-------------------------------------------
(Robert E. Mcentee)



                                               Director                              October ___, 2001
-------------------------------------------
(Richard S. Miller)



                   *                           Director                              October 31, 2001
-------------------------------------------
(Robert Rachesky)



                   *                           Director                              October 31, 2001
-------------------------------------------
(Barnett Rukin)



                   *                           Director                              October 31, 2001
-------------------------------------------
(Peter Southway)



                                               Director                              October ___, 2001
-------------------------------------------
(Richard F. Tice)


                   *                           Director                              October 31, 2001
-------------------------------------------
(Leonard J. Vorcheimer)



                   *                           Director                              October 31, 2001
-------------------------------------------
(Joseph L. Vozza)




*By: /s/ Alan D. Eskow
    ---------------------------------------
               Alan D. Eskow
               Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, as amended, VNB Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Wayne, New Jersey, on the 31st day of October, 2001.

                           VNB CAPITAL TRUST I

                           By:  VALLEY NATIONAL BANCORP, as sponsor


                           By: /s/ Alan D. Eskow
                               -------------------------------------------------
                               Alan D. Eskow
                               Senior Vice President and Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit                    Description

5.1     Opinion of Pitney, Hardin, Kipp & Szuch LLP.
5.2     Opinion of Morris, Nichols, Arsht & Tunnell.
23.1    Consent of KPMG LLP.
23.2    Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5.1).
23.3    Consent of Morris, Nichols, Arsht & Tunnell (included in Exhibit 5.2).
24 Power of Attorney (included as Exhibit 24 to the Registrant's Amendment No. 1 to Form S-3 filed on October 22, 2001 (Registration Nos. 333-71546 and 333-71546-01) and incorporated herein by reference).